Exhibit 15.3

April 30, 2025

AIRNET TECHNOLOGY INC.,

Suite 301

No. 26 Dongzhimenwai Street

Chaoyang District, Beijing 100027

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings on “Item 3 Key Information—Permissions or Approvals Required from the PRC Authorities”, “Item 3 Key Information—D. RISK FACTORS—Risks Related to Our Corporate Structure” and “Item 3 Key Information—D. RISK FACTORS—Risks Related to Doing Business in China” in AIRNET TECHNOLOGY INC.'s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Beijing DOCVIT Law Firm

Beijing DOCVIT Law Firm